Exhibit 99.1
November 2005

Company Strategy Focus in Gulf Coast Basin (onshore and Gulf of Mexico Shelf), East Texas and Arkoma Basin Goal to maintain 60% of reserves in long lived basins while maintaining 75% of production from Gulf Coast region (51% of reserves long-lived at 9/30/05) Balanced growth approach Moderate/low risk exploitation/development Acquisitions High impact exploration Manage risk by spreading exposure in more projects 50% average WI in Gulf Coast 70% average WI in long lived basins Operate major projects Recruit and retain highest quality personnel available Maintain financial flexibility

Why Invest in PetroQuest? Impressive growth since going public in September 1998 43% production CAGR 40% reserve CAGR Significant presence in three diverse basins - staged for growth in all three; 7.1 year reserve life index at 12/31/04 Small-cap stock with high liquidity Market capitalization - $450MM 12-month average daily volume - 500,000 shares 97% drilling success rate during 2004; 96% year-to-date 2005 PQUE operates majority of its reserves Experienced and committed management team Significant intellectual capital in technical staff Insiders own approximately 17% of PQUE equity Exploration upside in proven basins

Production - Commodity Mix Oil Gas 43% - 6 Yr CAGR thru 12/31/04

Reserves - Product Mix Oil Gas 40% - 6 Yr CAGR thru 12/31/04

Production and Reserves - Basin Mix Production Reserves Gulf Coast E. Texas/Arkoma 15.7

Drilling Activity 2000 2001 2002 2003 2004 2005 Net Wells 3.35 7.41 7.01 4.71 18.9 47 Gross Wells 8 13 10 10 33 90

Estimated Net Unrisked Reserve Potential

Lafayette Houston New Orleans Major Project Locations Non-operated PQUE operated 41 Producing Fields 597 Producing Wells Arkoma Basin East Texas Gulf Coast Region

2005 Drilling Schedule Drill Completion & Platform/Pipeline Construction Productive Well

2005 South Louisiana Drilling Program 2005 South Louisiana Drilling Program Oakbourne (Drilling) File (Discovery) Gumbo (Discovery) Chicory (Drilling) Bisque (Discovery) Cayenne (Drilling) Cracklin' (Discovery) Lafayette Pelican Point (Drilling) Le Triomphe (Discovery)

2005 South Louisiana Drilling Program

2005 Gulf of Mexico Drilling Program Poppy Hills (Drilling) Lafayette Spanish Bay (P&A) Pebble Beach (Completing) Augusta (P&A)

2005 Gulf of Mexico Drilling Program

East Texas Basin 11 MMcfe/day net production 10,500 Mcfe/day net production in SE Carthage Field 500 Mcfe/day net production in the Barnett Shale 41,600 gross acres (16,500 acres developed) Travis Peak and Cotton Valley Formations $1.5-$2.0MM average well cost 1+ Bcfe reserve potential per well Over 100 identified locations in SE Carthage Field 12-15 wells to be drilled during 2005

Southeast Carthage Field Development LOUISIANA TEXAS LEGEND 2005 Drilling Program Locations PQUE Drills P-DP P-UD P-BP PQUE LEASE POSITION P-NP

Over 28,000 net acres Approximately 325 Hartshorne Coal locations identified Currently 160-acre spacing Immediate gas production with little water 2,000 to 3,000' TVD, with 2,500' horizontal leg Typical economics: .6 Bcf; $400,000 completed well cost; 150-500 Mcf/day I.P. rate Additional producing horizons: Savanna Sand - 500' to 1,000' Cromwell Sand - 5,500' to 6,000' Booch Sand - 1,000' to 1,500' Woodford Shale - 6,500' to 8,000' Operate 108 miles of gathering system Current production of ~8,000 Mcf/day; increasing monthly Oklahoma Arkansas Arkoma Basin PITTSBURG COUNTY Hartshorne Coal Arkoma Basin

Hartshorne Coal - Vertical vs. Horizontal Horizontal wells produce 200-300% higher rate and 200-300% more reserves than vertical wells Horizontal wells require less capital and ultimately lower operating costs - with fewer wells needed per section

2005 Drilling Capital Program Project Focus Area Focus In $ millions Exploration $43.8 Development $81.2 Offshore $31.2 Onshore $36.3 E. Texas, Arkoma Basin $57.5 $125 Million

Financial Flexibility 2000 2001 2002 2003 2004 Debt/Mcfe 0.3 0.41 0.13 0.33 0.38 Credit Statistics at 9/30/2005 10 3/8% Senior Notes Outstanding Debt $148 Million Senior Bank Credit Facility Borrowing Base $25 Million Outstanding Debt $0 Debt/Book Capitalization 54% Debt/Market Capitalization 24% Debt/Mcfe

Recent Financing PQUE Bond Offering (First time issuer of public debt) $150 MM offering Proceeds used to retire bank and mezzanine debt, fund acquisitions 10.375% coupon priced to yield 10.6172% 7 year notes, 4 year non-call Rated by Moody's and Standard & Poors Advantages to PQUE vs. prior debt structure Longer term - better match onshore, long-lived development properties Fixed cost Covenant flexibility Reduction in administrative maintenance Increases leverage to equity holders - while maintaining a manageable debt level PQUE ratio of debt to book capitalization - 54% Peer group average - 39%

Revenue 2000 2001 2002 2003 2004 Thru 9/30/05 Revenue 22561 55342 48238 48688 84868 82508

Gross Margin and Gross Margin Per Mcfe 2000 2001 2002 2003 9mo. 2004 Gross Margin/Mcfe 3.74 3.39 2.81 3.88 4.81 2000 2001 2002 2003 9-mo. 2004 Gross Margin/Mcfe 18492 46699 37539 37577 51327 Gross Margin Per Mcfe Gross Margin 2000 2001 2002 2003 2004 Thru 9/30/05 Gross Margin/Mcfe 18492 46699 37539 37577 69885 64843 2000 2001 2002 2003 2004 Thru 6/30/05 Gross Margin/Mcfe 3.74 3.39 2.81 3.88 4.92 5.51 $5.51

Summary Multi-basin focus with majority long-lived reserves and healthy cash flow from Gulf Coast Region Growth from a Defined, Scalable, Core asset base Proven management and technical team - average 25+ years experience Extensive 3-D database which provides foundation for continued prospect generation Extensive prospect inventory with NET unrisked reserve potential of 450+ Bcfe - providing a 2 year drilling inventory in the Gulf Coast; a 4 year drilling inventory in our long-lived basins

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. PetroQuest believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that its goals will be achieved. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this presentation. While PetroQuest makes these forward-looking statements in good faith, neither PetroQuest nor its management can guarantee that the anticipated future results will be achieved. PetroQuest discloses proved reserves that comply with the Securities and Exchange Commission's (SEC) definitions. Additionally, PetroQuest may disclose estimated reserves, which the SEC guidelines do not allow us to include in filings with the SEC. See Risk Factors and the Management's Discussion and Analysis included In PetroQuest's 2004 Annual Report on Form 10-K.

PetroQuest

E N E R G Y, I N C.

PQUE
NASDAQ
LISTED



November 2005